Exhibit 10.1

Securities PURCHASE AGREEMENT

THIS Securities PURCHASE AGREEMENT (this “Agreement”), is dated as of September 13, 2021, by and among Jaguar Health, Inc., a Delaware corporation (the “Company”), and the purchasers listed on the Schedule of Purchasers attached hereto (each, a “Purchaser” and collectively, the “Purchasers”).

RECITALS

A.            Subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 promulgated thereunder, the Company desires to issue and sell to each Purchaser, and each Purchaser, severally and not jointly, desires to purchase from the Company, that aggregate number of shares of voting common stock, par value $0.0001 per share, of the Company (the “Common Stock”), set forth opposite such Purchaser’s name in column (4) on the Schedule of Purchasers (which aggregate amount for all Purchasers shall collectively be referred to herein as the “Common Shares”).

B.            The Common Shares is referred to herein as the “Securities.”

AGREEMENT

NOW, THEREFORE, in consideration of the mutual agreements, covenants, representations and warranties contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser hereby agree as follows:

1.             Purchase and Sale of Common Shares.

a.             Sale and Issuance of Stock. Subject to the satisfaction (or waiver) of the terms and conditions set forth in Section 4 below, the Company agrees to sell to each Purchaser, and each Purchaser, severally and not jointly, agree to purchase from the Company on the Closing Date (as defined below), the number of Common Shares as is set forth opposite such Purchaser’s name in column (4) on the Schedule of Purchasers (the “Closing”).

(i)              Closing. The date and time of the Closing (the “Closing Date”) shall be 9:00 a.m., New York City time, on September 14, 2021 (or such later date and time as is mutually agreed to by the Company and each Purchaser) after notification of satisfaction or waiver of the conditions to the Closing set forth in Section 4 below at the offices of Reed Smith LLP, 1841 Page Mill Road, Suite 110, Palo Alto, California, 94304.

(ii)             Purchase Price. The aggregate purchase price for the Common Shares to be purchased by each Purchaser at the Closing (the “Purchase Price”) shall be $2.51 per share.

b.             Form of Payment. On the Closing Date, (i) each Purchaser shall pay its Purchase Price to the Company for the Common Shares to be issued and sold to such Purchaser at the Closing, by wire transfer of immediately available funds in accordance with the Company’s written wire instructions and (ii) the Company shall deliver to each Purchaser the Common Shares which such Purchaser is then purchasing hereunder, in each case, duly executed or authenticated on behalf of the Company and registered in the name of such Purchaser or its designee, and, in the case of the Common Shares, on the applicable balance account at American Stock Transfer and Trust Company LLC, as the Company’s transfer agent (the “Transfer Agent”). Upon the request of a Purchaser, the Company shall instruct the Transfer Agent to provide such Purchaser with a copy of such Purchaser’s balance account at the Transfer Agent.

2.             Company’s Representations and Warranties.

The Company hereby represents and warrants to each Purchaser as of the date hereof and as of the Closing as follows, subject to the exceptions as are disclosed prior to the date hereof in the Company’s reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including pursuant to Section 13(a) or 15(d) thereof (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”), which SEC Reports as filed prior to the date hereof shall be deemed a part hereof and shall qualify any representation or warranty otherwise made herein to the extent of the disclosure contained in the SEC Reports as filed prior to the date hereof:

a.             Organization, Good Standing and Qualification. The Company is a corporation duly organized and validly existing under the laws of the State of Delaware. The Company has all requisite corporate power and authority to own and operate its properties and assets, to execute and deliver this Agreement and sell the Securities, and to carry out the provisions of this Agreement and to carry on its business as presently conducted. The Company is duly qualified and is authorized to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so would not have a material adverse effect on the Company or its business (a “Material Adverse Effect”).

b.             Authorization; Binding Obligations. All corporate action on the part of the Company, its officers, directors and shareholders necessary for the authorization of this Agreement and each of the other agreements entered into by the parties hereto in connection with the transactions contemplated by this Agreement, if any (collectively, the “Transaction Documents”), the performance of all obligations of the Company thereunder at the Closing, and the sale, issuance and delivery of the Securities pursuant hereto has been taken or will be taken prior to the Closing.

c.             No Conflict. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate or result in a breach of or constitute a default under any contract or agreement to which the Company is a party or by which it is bound, (ii) conflict with or result in a breach of or constitute a default under any provision of the certificate of incorporation or bylaws (or other charter documents) of the Company, or (iii) violate or result in a breach of or constitute a default under any judgment, order, decree, rule or regulation of any court or governmental agency to which the Company is subject, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation or default that would not, individually or in the aggregate, have a Material Adverse Effect.

d.             SEC Reports; Financial Statements. The Company has filed all SEC Reports required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material). The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the U.S. Securities and Exchange Commission (the “Commission”) with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

e.             Capitalization. Except as set forth on Schedule 2.e., the authorized capital stock of the Company and the issued and outstanding securities of the Company are as disclosed as of the date hereof in the SEC Reports.

f.             Absence of Litigation. Except as disclosed in the SEC Reports, neither the Company nor any of its directors is engaged in any litigation, administrative, mediation or arbitration proceedings or other proceedings or hearings before any statutory or governmental body, department, board or agency and is not the subject of any investigation, inquiry or enforcement proceedings by any governmental, administrative or regulatory body that could reasonably be expected to have a Material Adverse Effect. No such proceedings, investigation or inquiry are pending or, to the Company’s knowledge, threatened against the Company, and, to the Company’s knowledge, there are no circumstances likely to give rise to any such proceedings.

g.             Intellectual Property. The Company has, or has rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights as described in the SEC Reports as necessary or required for use in connection with its business and which the failure to so have could have a material adverse effect (collectively, the “Intellectual Property Rights”). The Company has not received a notice (written or otherwise) that any of, the Intellectual Property Rights has expired, terminated or been abandoned, or is expected to expire or terminate or be abandoned, within two (2) years from the date of this Agreement. To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights.

h.             Valid Issuance. The Common Shares have been duly authorized and, upon issuance in accordance with the terms hereof and payment of the Purchase Price, shall be validly issued, fully paid and non-assessable and free from all preemptive or similar rights and free of restrictions on transfer other than restrictions on transfer under this Agreement and under applicable state and federal securities laws.

3.            Purchaser’s Representations and Warranties.

Each Purchaser, for itself and for no other Purchaser, represents and warrants as of the Closing as follows:

a.             Organization and Good Standing. If such Purchaser is an entity, such Purchaser is a corporation, partnership, limited liability company or other entity duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization.

b.             Requisite Power and Authority. Such Purchaser has all necessary power and authority under all applicable provisions of law to execute and deliver the Transaction Documents (as defined below) to which such Purchaser is a party and to purchase the Securities being sold to it hereunder. If such Purchaser is an entity, the execution, delivery and performance of the Transaction Documents to which such Purchaser is a party by such Purchaser and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate, limited liability company or partnership action, and no further consent or authorization of such Purchaser or its board of directors, stockholders, partners or similar body, as the case may be, is required. The Transaction Documents to which such Purchaser is a party have been duly authorized, executed and delivered by such Purchaser and assuming due authorization, execution and delivery by the Company, constitutes valid and binding obligations of such Purchaser enforceable against such Purchaser in accordance with the terms thereof, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

c.             No Public Sale or Distribution. Such Purchaser is acquiring the Common Shares for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the Securities Act; provided, however, that by making the representations herein, such Purchaser does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of all or any part of the Securities at any time in accordance with or pursuant to a registration statement or an exemption from registration under the Securities Act and pursuant to the applicable terms of the Transaction Documents. Such Purchaser is acquiring the Securities hereunder in the ordinary course of its business. Such Purchaser does not presently have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Securities. As used in this Agreement, “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

d.             Accredited Investor Status. Such Purchaser is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D. Such Purchaser has executed and delivered to the Company a questionnaire in substantially the form attached hereto as Exhibit A (the “Investor Questionnaire”), which such Purchaser represents and warrants is true, correct and complete. Such Purchaser will promptly notify the Company of any changes to its status as an “accredited investor”.

e.             Reliance on Exemptions. Such Purchaser understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and such Purchaser’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Purchaser set forth in the Transaction Documents and the Investor Questionnaire in order to determine the availability of such exemptions and the eligibility of such Purchaser to acquire the Securities.

f.              Information. Such Purchaser and its advisors, if any, have had an opportunity to discuss the Company’s business, management and financial affairs with the Company’s management and to obtain any additional information which such Purchaser has deemed necessary or appropriate for conducting its due diligence investigation and deciding whether or not to purchase the Securities, including an opportunity to receive, review and understand the information regarding the Company’s financial statements, capitalization and other business information contained in the SEC Reports as such Purchaser deems prudent. Such Purchaser has sufficient knowledge and experience in investing in companies similar to the Company so as to be able to evaluate the risks and merits of its investment in the Company. Such Purchaser acknowledges that no representations or warranties, oral or written, have been made by the Company or any agent thereof except as set forth in this Agreement. Such Purchaser understands that its investment in the Securities involves a high degree of risk and represents and warrants that it is able to bear the economic risk and complete loss of such investment. Such Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.

g.             No Governmental Review. Such Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

h.             Transfer or Resale. Such Purchaser understands that, except as provided in Section 6, the: (i) the Securities have not been and are not being registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, or (B) such Purchaser shall have delivered to the Company an opinion of counsel, in a form reasonably acceptable to the Company, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to Rule 144, as amended, promulgated under the Securities Act (or a successor rule thereto) (“Rule 144”) or an exemption from such registration, (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the Person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the Commission thereunder, and (iii) neither the Company nor any other Person is under any obligation to register the Securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

i.              Legends. Such Purchaser understands that the certificates or other instruments representing the Securities, including any applicable balance account at the Transfer Agent, except as set forth below, shall bear any legend as required by the “blue sky” laws of any state and a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such Securities):

THIS SECURITY MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

j.              Legend Removal. Unless otherwise required by state securities laws, the legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of the Securities upon which it is stamped or issue to such holder by electronic delivery at the applicable balance account at The Depository Trust Company (“DTC”) or the Transfer Agent, as applicable, and at the Purchaser’s election so long as the Purchaser is not an affiliate of the Company, if (i) such Securities are registered for resale under the Securities Act, (ii) in connection with a sale, assignment or other transfer, such holder provides the Company with an opinion of a law firm reasonably acceptable to the Company, in a form reasonably acceptable to the Company, to the effect that such sale, assignment or transfer of the Securities may be made without registration under the applicable requirements of the Securities Act, or (iii) such holder provides the Company with an opinion of a law firm reasonably acceptable to the Company, in a form reasonably acceptable to the Company, to the effect that the Securities can be sold, assigned or transferred pursuant to Rule 144 or an exemption from registration.

k.             No Conflicts. The execution, delivery and performance by such Purchaser of the Transaction Documents and the consummation by such Purchaser of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of such Purchaser, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Purchaser is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to such Purchaser, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Purchaser to perform its obligations hereunder.

l.              No General Solicitation and Advertising. Such Purchaser is not, to such Purchaser’s knowledge, purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

m.            Residency. Such Purchaser is a resident of that jurisdiction specified in its address on the Schedule of Purchasers.

n.             Brokers. There is no broker, investment banker, financial advisor, finder or other Person which has been retained by or is authorized to act on behalf of such Purchaser who might be entitled to any fee or commission for which the Company will be liable in connection with the execution of this Agreement and the consummation of the transactions contemplated hereby.

4.             Conditions to Closing.

a.             Conditions to Each Purchaser’s Obligation to Purchase. The obligation of each Purchaser to consummate the transactions contemplated in the Transaction Documents at the Closing is subject to the satisfaction on or before the date of the Closing of the following conditions, all or any of which may be waived in writing by such Purchaser as to its obligation to consummate the transactions so contemplated:

i.                Performance. The Company shall have duly executed and delivered to such Purchaser (A) each of the Transaction Documents and (B) the Common Shares being purchased by such Purchaser at the Closing pursuant to this Agreement.

ii.              Proceedings. All corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby to be consummated at or prior to the Closing and all documents incidental thereto or required to be delivered prior to or at the Closing will be reasonably satisfactory in form and substance to such Purchaser.

iii.             Suits/Proceedings. No action, suit, proceeding or investigation by or before any court, administrative agency or other governmental authority shall have been instituted or threatened to restrain, prohibit or invalidate the transactions contemplated by this Agreement.

iv.             Authorization of Issuance. The Company’s board of directors will have authorized the issuance and sale by it to the Purchasers pursuant to this Agreement of the Securities.

v.              Consents and Approvals. The Company shall have obtained any and all consents (including all governmental or regulatory consents, approvals or authorizations required in connection with the valid execution and delivery of this Agreement), permits and waivers necessary or appropriate for consummation of the transactions contemplated by this Agreement.

vi.             Representations and Warranties. The representations and warranties of the Company contained in this Agreement that are not qualified by materiality or similar qualification shall be true and correct in all material respects on and as of the Closing, except to the extent expressly made as of an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date, and the representations and warranties of the Company contained in this Agreement that are qualified by materiality or similar qualification shall be true and correct in all respects on and as of the Closing, except to the extent expressly made as of an earlier date, in which case such representations and warranties shall be true and correct in all respects as of such earlier date.

b.             Conditions to the Company’s Obligation to Sell. The obligation of the Company to consummate the transactions contemplated herein at the Closing is subject to the satisfaction on or before the date of the Closing of the following conditions, all or any of which may be waived in writing by the Company as to its obligation to consummate the transaction so contemplated:

i.               Performance. Each Purchaser shall have executed each of the Transaction Documents to which it is a party and delivered the same to the Company.

ii.              Investor Questionnaire. Each Purchaser shall have executed and delivered to the Company an Investor Questionnaire pursuant to which each such Purchaser shall provide information necessary to confirm each such Purchaser’s status as an “accredited investor” (as such term is defined in Rule 501 promulgated under the Securities Act) and to enable the Company to comply with its obligations under Section 6.

iii.             Payment of Purchase Price. Each Purchaser shall have delivered to the Company the Purchase Price for the Common Shares being purchased by such Purchaser by wire transfer of immediately available funds pursuant to wire instructions provided by the Company.

iv.             Suits/Proceedings. No action, suit, proceeding or investigation by or before any court, administrative agency or other governmental authority shall have been instituted or threatened to restrain, prohibit or invalidate the transactions contemplated by this Agreement.

v.              Representations and Warranties. The representations and warranties of each Purchaser contained in this Agreement that are not qualified by materiality or similar qualification shall be true and correct in all material respects on and as of the Closing, except to the extent expressly made as of an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date, and the representations and warranties of each Purchaser contained in this Agreement that are qualified by materiality or similar qualification shall be true and correct in all respects on and as of the Closing, except to the extent expressly made as of an earlier date, in which case such representations and warranties shall be true and correct in all respects as of such earlier date.

5.            Reliance. Each Purchaser is aware that the Company is relying on the accuracy of the representations and warranties set forth in Section 3 hereof to establish compliance with Federal and State securities laws. If any such warranties or representations are not true and accurate in any respect as of the Closing, each Purchaser with such knowledge shall so notify the Company in writing immediately and shall be cause for rescission by the Company at its sole election.

6.             Registration Rights.

a.             The Company hereby agrees that, within ninety (90) days after the Closing Date, the Company shall file a registration statement on Form S-3 (or such other form available, the “Registration Statement”) with the Commission with respect to the Registrable Securities. The Company shall use its commercially reasonable efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as possible after the filing thereof, but in any event (x) no later than the sixtieth (60th) Business Day following the filing of the Registration Statement in the event of “limited review” by the Commission, or (y) in the event of a “review” by the Commission, the ninetieth (90th) Business Day following the filing of the Registration Statement, and shall use its commercially reasonable efforts to keep such Registration Statement continuously effective under the Securities Act during the entire Effectiveness Period (as such term is defined below along with any other terms used in this Section 6).

b.             If the Commission informs the Company that all of the Registrable Securities cannot be registered for resale as a secondary offering on a single registration statement, the Company will use its best efforts to (i) promptly file amendments to the Registration Statement, as required by the Commission, covering the maximum number of Registrable Securities permitted to be registered by the Commission, on Form S-3 or such other form available to register for resale the Registrable Securities as a secondary offering and (ii) as promptly as allowed by the Commission or the guidance of the Commission provided to the Company or to registrants of securities in general, file one or more additional registration statements on Form S-3 or such other form available to register for resale those Registrable Securities that were not registered for sale on the Registration Statement, as amended.

c.             The Company hereby agrees to promptly notify each Holder of all material developments related to this Section 6, including the status of Company’s compliance herewith and each Holder’s ability to resell the Registrable Securities hereunder. Additionally, not less than three (3) Business Days prior to the filing of each Registration Statement and not less than one (1) Business Day prior to the filing of any related Prospectus or any amendment or supplement thereto (including any document that would be incorporated or deemed to be incorporated therein by reference), the Company shall furnish to each Holder copies of all such documents proposed to be filed, which documents (other than those incorporated or deemed to be incorporated by reference) will be subject to the review and opportunity to comment by such Holders (such comments to be provided by the Holders to the Company within two Business Days of receipt of the Registration Statement for review and within one Business Day of receipt of any related Prospectus or any amendment or supplement thereto).

d.             Notwithstanding anything in this Section 6 to the contrary, the Company may, on no more than two occasions during any 12-month period, delay or suspend the effectiveness of the Registration Statement for up to 30 days on each occasion (a “Delay Period”) if the board of directors of the Company determines in good faith that (i) effectiveness of the Registration Statement must be suspended in accordance with the rules and regulations under the Securities Act or that (ii) the disclosure of material non-public information at such time would be detrimental to the Company and its subsidiaries, taken as a whole. Notwithstanding the foregoing, the Company shall use its reasonable best efforts to ensure that the Registration Statement is declared effective and its permitted use is resumed following a Delay Period as promptly as practicable.

e.             All fees and expenses incident to the performance of or compliance with this Section 6 by the Company shall be borne by the Company whether or not any Registrable Securities are sold pursuant to a Registration Statement.

f.              Except for registration rights granted on or prior to the date hereof, the Company has not entered into and, unless agreed in writing by each Holder on or after the date of this Agreement, will not enter into, any agreement or arrangement that (i) is inconsistent with the rights granted to the Holders with respect to Registrable Securities in this Agreement or otherwise conflicts with the provisions hereof in any material respect or (ii) other than as set forth in this Agreement, would allow any holder of Common Stock or other securities of the Company to include such securities in any Registration Statement filed by the Company on a basis that is more favorable in any material respect to the rights granted to the Holders hereunder including granting registration rights that would have priority over the Registrable Securities with respect to the inclusion of such securities in any registration.

g.             During the Effectiveness Period, the Company covenants to maintain the registration of the Common Stock under Section 12(b) or 12(g) of the Exchange Act and to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act even if the Company is not then subject to the reporting requirements of the Exchange Act.

h.             The Company shall indemnify and hold harmless each Holder and the officers, directors, members, partners, agents, brokers, controlling persons, investment advisors and employees of each of them to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable attorneys’ fees) and expenses (collectively, “Losses”), as incurred, arising out of or related to (1) an untrue or alleged untrue statement of a material fact contained in a Registration Statement, any Prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading or (2) any violation or alleged violation by the Company of the Securities Act, the Exchange Act or any state securities law, or any rule or regulation thereunder, in connection with the performance of its obligation under this Section 6, except to the extent, but only to the extent, that (i) such untrue statements or omissions are based solely upon information regarding such Holder furnished in writing to the Company by such Holder expressly for use therein, or to the extent that such information relates to such Holder or such Holder’s proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Holder expressly for use in a Registration Statement, such Prospectus or in any amendment or supplement thereto or (ii) the use by such Holder of an outdated, defective or otherwise unavailable Prospectus after the Company has notified such Holder in writing that the Prospectus is outdated, defective or otherwise unavailable for use by such Holder.

i.              In addition to any other rights the Holders may have hereunder or under applicable law, if the Company is not compliant with Section 6(a), (b) or (d) (such date of non-compliance, the “Event Date”) and on each monthly anniversary of each such Event Date until such non-compliance is cured, the Company shall pay to each Holder an amount in cash, as partial liquidated damages and not as a penalty, equal to (i) 1.0% multiplied by (ii) the number of shares of Common Stock held by such Holder on the Event Date or monthly anniversary thereof, as applicable, multiplied by (iii) the average of the closing prices of the Common Stock as reported on the trading market on which the Common Stock is then listed during the five trading days immediately preceding the Event Date or the applicable monthly anniversary thereof.

j.              As used in this Section 6, the following terms have the respective meanings:

“Business Day” means a day other than Saturday, Sunday or any day on which banks located in the State of New York or the State of California are authorized or obligated to close.

“Effectiveness Period” means, the period commencing on the Registration Statement Effective Date and ending on the earlier of (i) the time as all of the Registrable Securities covered by such Registration Statement have been sold (either pursuant to a Registration Statement or otherwise) by the Holders (as defined below), or (ii) the time as all of the remaining Registrable Securities are eligible to be sold by the Holders without compliance with the volume limitations or public information requirements of Rule 144.

“Holder” or “Holders” means the holder or holders, as the case may be, from time to time, of Registrable Securities.

“Prospectus” means the prospectus included in a Registration Statement, as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of the Registrable Securities covered by a Registration Statement, and all other amendment and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

“Registrable Securities” means: (i) the Common Shares and (ii) any securities issued or issuable upon any stock split, dividend or other distribution, recapitalization or similar event, or any price adjustment as a result of such stock splits, reverse stock splits or similar events with respect to the securities referenced in (i).

“Registration Statement” means the registration statements required to be filed in accordance with this Section 6 and any additional registration statements required to be filed under this Section 6, including in each case the prospectus, amendments and supplements to such registration statements or prospectus, including pre and post effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference therein.

“Registration Statement Effective Date” means, as to a Registration Statement, the date on which such Registration Statement is first declared effective by the Commission.

7.             Miscellaneous.

a.             Survival. The representations, warranties, covenants and agreements made herein shall survive the closing of the transactions contemplated hereby for a period of one year.

b.             Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

c.             Entire Agreement. This Agreement and the Schedules attached hereto constitute the entire agreement and understanding between the parties with respect to the subject matters herein, and supersede and replace any prior agreements and understandings, whether oral or written between and among them with respect to such matters. The provisions of this Agreement may be waived, altered, amended or repealed, in whole or in part, only upon the written consent of the Company and Purchasers holding at least 50.1% in interest of the Securities then outstanding or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought, provided that if any amendment, modification or waiver disproportionately and adversely impacts a Purchaser (or group of Purchasers), the consent of such disproportionately impacted Purchaser (or group of Purchasers) shall also be required.

d.             Title and Subtitles. The titles of the Sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

e.             Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

f.             Applicable Law. This Agreement shall be governed by and construed in accordance with laws of the State of California, applicable to contracts between California residents entered into and to be performed entirely within the State of California.

g.             Venue. Any action, arbitration, or proceeding arising directly or indirectly from this Agreement or any other instrument or security referenced herein shall be litigated or arbitrated, as appropriate, in the County of San Francisco, in the State of California.

h.             Authority. With respect to each Purchaser, the individual executing and delivering this Agreement on behalf of such Purchaser has been duly authorized and is duly qualified to execute and deliver this Agreement in connection with the purchase of the Securities and the signature of such individual is binding upon such Purchaser.

i.              Notices. All notices and other communications provided for or permitted hereunder shall be made by hand-delivery, electronic mail, telecopier, or overnight air courier guaranteeing next day delivery at the address set forth on the signature page hereof, if to the Company, and on the Schedule of Purchasers, if to a Purchaser, with copies to such Purchaser’s representatives as set forth on the Schedule of Purchasers. All such notices and communications shall be deemed to have been duly given (i) at the time delivered by hand, if personally delivered (ii) when sent, if sent my electronic mail (provided that such sent email is kept on file (whether electronically or otherwise) by the sending party and the sending party does not receive an automatically generated message from the recipient’s email server that such email could not be delivered to such recipient), (iii) when receipt acknowledged, if telecopied, and (iv) the next business day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery. The parties may change the addresses to which notices are to be given by giving five days prior written notice of such change in accordance herewith.

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IN WITNESS WHEREOF, each Purchaser and the Company have caused their respective signature page to this Securities Purchase Agreement to be executed as of the date first written above.

	COMPANY:	Address for Notice:

	JAGUAR HEALTH,INC.	200 Pine Street, Suite 400
San Francisco, CA 94104
Fax: (415) 371-8300

By:	/s/ Lisa A. Conte
Name: Lisa A. Conte
Title: CEO and President

With a copy to (which shall not constitute notice):

Donald C. Reinke,
Esq. Reed Smith LLP
101 Second Street, Suite 1800
San Francisco, CA 94105

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Signature Page for Purchasers Follow]

SPA Signature Page

IN WITNESS WHEREOF, each Purchaser and the Company have caused their respective signature page to this Securities Purchase Agreement to be executed as of the date first written above.

Name of Purchaser: IdB Holding S.p.A.

Signature of Authorized Signatory of Purchaser:	/s/ Luca Giorgetti

Name of Authorized Signatory: Luca Giorgetti

Title of Authorized Signatory: Managing Director

SPA Signature Page

IN WITNESS WHEREOF, each Purchaser and the Company have caused their respective signature page to this Securities Purchase Agreement to be executed as of the date first written above.

Name of Purchaser: JOSHUA MAILMAN

Signature of Authorized Signatory of Purchaser:	/s/ Joshua Mailman

Name of Authorized Signatory:	JOSHUA MAILMAN

Title of Authorized Signatory: ___________________________________

SPA Signature Page

IN WITNESS WHEREOF, each Purchaser and the Company have caused their respective signature page to this Securities Purchase Agreement to be executed as of the date first written above.

Name of Purchaser: Lisa Conte

Signature of Authorized Signatory of Purchaser:	/s/ Lisa Conte

Name of Authorized Signatory:	Lisa Conte

Title of Authorized Signatory: ___________________________________

SPA Signature Page

IN WITNESS WHEREOF, each Purchaser and the Company have caused their respective signature page to this Securities Purchase Agreement to be executed as of the date first written above.

Name of Purchaser: Carol Lizak

Signature of Authorized Signatory of Purchaser:	/s/ Carol Lizak

Name of Authorized Signatory:	Carol Lizak

Title of Authorized Signatory: ___________________________________

SPA Signature Page

Schedule of Purchasers

(1)	(2)	(3)	(4)	(5)	(6)
Purchaser	Address	Email Address	Number of Common Shares	Aggregate Purchase Price	Legal Representative’s Address
Joshua Mailman			199,203	US$499,999.53
IdB Holding S.p.A.			94,103	US$236,198.53
Lisa Conte			7,968	US$19,999.68
Carol Lizak			7,968	US$19,999.68
TOTALS			309,242	US$776,197.42